EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Participants and Plan Administrator

of the National Fuel Gas Company

Tax Deferred Savings Plan for Non-Union Employees

We consent to the incorporation by reference in the Registration Statement (No. 333-03057 and 333-102211) of the National Fuel Gas Company on Form S-8 of our report dated May 18, 2006, appearing in this Annual Report on Form 11-K of the National Fuel Gas Company Tax Deferred Savings Plan for Non-Union Employees as of and for the year ended December 31, 2005.

Buffalo, New York

June 28, 2006